EXHIBIT 23.2
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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Datawatch Corporation on Form S-8 of our report dated November 10, 2000 (December 22, 2000 as to Note 8) appearing in the Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 2000.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 19, 2001